UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Background
On July 1, 2015, Liberty Global plc (“Liberty Global” or the “Company”) completed its previously announced distribution (the “Distribution”) of three new classes of ordinary shares, designated the LiLAC Class A Ordinary Shares, the LiLAC Class B Ordinary Shares and the LiLAC Class C Ordinary Shares (collectively, the “LiLAC Ordinary Shares”) that are intended to track and reflect the separate economic performance of the businesses and assets of its operations in Latin America and the Caribbean (the “LiLAC Group”).
Through the Distribution, the Company distributed as a dividend (or “bonus issue” under U.K. law), to holders of its Class A, Class B and Class C Ordinary Shares (the “Liberty Global Ordinary Shares”) as of 5:00 p.m. Eastern time on June 24, 2015 (the “Record Date”), one share of the corresponding class of LiLAC Ordinary Shares for every 20 Liberty Global Ordinary Shares held by each shareholder as of the Record Date. The total number of LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares distributed in the Distribution was approximately 12.6 million, 0.5 million and 30.8 million, respectively. Fractional entitlements to LiLAC Ordinary Shares will be aggregated and sold on behalf of the holders thereof, and the proportionate proceeds from such sales will be paid to such holders.
The LiLAC Group is initially comprised of Liberty Global’s operations in Chile and Puerto Rico, including (i) VTR Finance B.V. (“VTR Finance”) and its subsidiaries, which includes VTR GlobalCom SpA, (ii) Lila Chile Holding BV, which is the parent entity of VTR Finance, (iii) LiLAC Holdings, Inc., and its subsidiaries, which includes our 60% controlling interest in Liberty Cablevision of Puerto Rico LLC (“Liberty Puerto Rico”) and (iv) the costs associated with certain corporate employees of Liberty Global that are exclusively focused on the management of its Latin American operations. Liberty Puerto Rico includes Puerto Rico Cable Acquisition Company Inc., dba Choice Cable TV (“Choice”), which was acquired on June 3, 2015. In order to provide liquidity to fund, amongst other things, ongoing operating costs and acquisitions, the Company contributed $100 million in cash to a subsidiary attributed to the LiLAC Group that is outside of the VTR Finance and Liberty Puerto Rico borrowing groups.

Item 3.03 Material Modification to Rights of Security Holders.
In connection with the Distribution, the Company’s new articles of association (the “New Articles”) were approved by the requisite shareholder votes in February 2015, and, pursuant to the approval of the Company's board of directors, became effective on July 1, 2015. The New Articles set forth the terms of the LiLAC Ordinary Shares and make certain changes to the terms of the Company’s existing Liberty Global Ordinary Shares. Following the Distribution, the Liberty Global Ordinary Shares are intended to track and reflect the separate economic performance of the businesses, assets and liabilities not specifically attributed to the LiLAC Group.
The sections of Amendment No. 3 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on December 24, 2014, entitled “The Transaction Proposals-Description of the New LiLAC Ordinary Shares and Liberty Global Ordinary Shares under Our New Articles of Association and Comparison to the Liberty Global Ordinary Shares under Our Current Articles of Association” and “The Transaction Proposals-Management and Allocation Policies,” which describe certain provisions of the New Articles and related management and allocation policies, are incorporated herein by reference. The description of the New Articles is qualified in its entirety by reference to the full text of the New Articles, which is incorporated herein by reference to Exhibit 3.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release dated July 1, 2015, announcing the completion of the Distribution is attached hereto as Exhibit 99.1 and is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.
Item 8.01 Other Events.
Liberty Puerto Rico Bank Facility
Filed hereto as Exhibits 4.1 through 4.4 and described below are certain agreements relating to the bank credit facility of Liberty Puerto Rico (collectively the “Liberty Puerto Rico Bank Facility”).
On July 7, 2014, Liberty Puerto Rico, as borrower, together with certain affiliates and subsidiaries as guarantors from time to time, entered into (i) an Amended and Restated First Lien Credit Agreement (the “First Lien Agreement”), pursuant to which the lenders thereunder made available to Liberty Puerto Rico (a) a $530.0 million first lien term loan that matures on January 7, 2022 (“Term Loan B”) and (b) a $40.0 million revolving credit facility that matures on July 7, 2020 (the “Revolving Loan”) and (ii) an Amended

and Restated Second Lien Credit Agreement (the “Second Lien Agreement”), pursuant to which the lenders thereunder agreed to provide Liberty Puerto Rico with a $145.0 million second lien term loan that matures on July 7, 2023 (“Term Loan C”). The Revolving Loan, which was undrawn as of March 31, 2015, and is available for general corporate purposes, including loans or distributions to certain other subsidiaries or affiliates of Liberty Puerto Rico.

On June 1, 2015, in connection with the acquisition of Choice, Liberty Puerto Rico, as borrower, entered into (i) an Additional Term B-1 Facility Joinder Agreement under the First Lien Agreement, pursuant to which the lenders thereunder made available to Liberty Puerto Rico an additional $235.0 million first lien term loan (“Term Loan B-1”) and (ii) an Additional Term B-2 Facility Joinder Agreement under the Second Lien Agreement, pursuant to which the lenders thereunder made available to Liberty Puerto Rico an additional $32.5 million second lien term loan (“Term Loan B-2,” and together with Term Loan B, Term Loan C and Term Loan B-1, the “Term Loans”),each under the Liberty Puerto Rico Bank Facility. The net proceeds from Term Loan B-1 and Term Loan B-2 were used to fund the acquisition of Choice and related fees and expenses.

Term Loan B, which was issued at 99.5% of par, and Term Loan B-1, which was issued at 97.0% of par, bear interest at LIBOR plus 3.50%, and Term Loan C, which was issued at 99.5% of par, and Term Loan B-2, which was issued at par, bear interest at LIBOR plus 6.75%. Each Term Loan is subject to a LIBOR floor of 1.0%. The Revolving Loan bears interest at LIBOR plus 3.50% and has a fee on unused commitments of 0.50% or 0.375% depending on the consolidated total net leverage ratio (as specified in the First Lien Agreement).

The Liberty Puerto Rico Bank Facility requires that members of the borrowing bank group (as specified therein) that generate not less than 80% of such group’s Consolidated EBITDA (as defined therein) in any financial year, guarantee the payment of all sums payable under the Liberty Puerto Rico Bank Facility. The Liberty Puerto Rico Bank Facility is secured (on a first lien basis, in the case of the First Lien Agreement and a second lien basis, in the case of the Second Lien Agreement) by pledges over (i) the Liberty Puerto Rico shares indirectly owned by Liberty Global and (ii) certain other assets owned by Liberty Puerto Rico. It is expected that Choice will become a guarantor under the Liberty Puerto Rico Bank Facility and that its shares will be pledged to secure the obligations of Liberty Puerto Rico thereunder (on a first lien basis, in the case of the First Lien Agreement and a second lien basis, in the case of the Second Lien Agreement).

The Liberty Puerto Rico Bank Facility contains customary restrictive covenants, prepayment requirements and events of default. Additionally, the Liberty Puerto Rico Bank Facility requires compliance with the following financial covenants: (i) the total net leverage ratio and (ii) the first lien net leverage ratio, each specified in the Liberty Puerto Rico Bank Facility. The Liberty Puerto Rico Bank Facility permits Liberty Puerto Rico to transfer funds to its parent company (and indirectly to Liberty Global) through loans, dividends or other distributions provided that Liberty Puerto Rico maintains compliance with applicable covenants.

The foregoing description of the Liberty Puerto Rico Bank Facility is qualified in its entirety by reference to the full text of the agreements set forth in Exhibits 4.1, 4.2, 4.3 and 4.4.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

3.1
Articles of Association of Liberty Global, effective as of July 1, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A filed June 19, 2015 (File No. 001-35961))

4.1
Amended and Restated First Lien Credit Agreement dated as of July 7, 2014, among Liberty Puerto Rico, the guarantors party thereto from time to time, The Bank of Nova Scotia, as Administrative Agent, each lender form time to time party thereto and Scotiabank de Puerto Rico as L/C Issuer and Swing Line Lender

4.2
Amended and Restated Second Lien Credit Agreement dated as of July 7, 2014, among Liberty Puerto Rico, the guarantors party thereto from time to time, The Bank of Nova Scotia, as Administrative Agent, and each lender from time to time party thereto

4.3
Additional Term B-1 Facility Joinder Agreement dated as of June 1, 2015, among Liberty Puerto Rico, The Bank of Nova Scotia as Administrative Agent and Collateral Agent and the Additional Term B-1 Facility Lenders party thereto

4.4
Additional Term B-2 Facility Joinder Agreement dated as of June 1, 2015, among Liberty Puerto Rico, The Bank of Nova Scotia as Administrative Agent and Collateral Agent and the Additional Term B-2 Facility Lenders party thereto

99.1	Press Release dated July 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ LEONARD P. STEGMAN
Leonard P. Stegman
Managing Director

Date: July 1, 2015

EXHIBIT INDEX

Exhibit No.    Name

3.1
Articles of Association of Liberty Global, effective as of July 1, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A filed June 19, 2015 (File No. 001-35961))

4.1
Amended and Restated First Lien Credit Agreement dated as of July 7, 2014, among Liberty Puerto Rico, the guarantors party thereto from time to time, The Bank of Nova Scotia, as Administrative Agent, each lender form time to time party thereto and Scotiabank de Puerto Rico as L/C Issuer and Swing Line Lender

4.2
Amended and Restated Second Lien Credit Agreement dated as of July 7, 2014, among Liberty Puerto Rico, the guarantors party thereto from time to time, The Bank of Nova Scotia, as Administrative Agent, and each lender from time to time party thereto

4.3
Additional Term B-1 Facility Joinder Agreement dated as of June 1, 2015, among Liberty Puerto Rico, The Bank of Nova Scotia as Administrative Agent and Collateral Agent and the Additional Term B-1 Facility Lenders party thereto

4.4
Additional Term B-2 Facility Joinder Agreement dated as of June 1, 2015, among Liberty Puerto Rico, The Bank of Nova Scotia as Administrative Agent and Collateral Agent and the Additional Term B-2 Facility Lenders party thereto

99.1	Press Release dated July 1, 2015